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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use, in this Registration Statement on Form SB-2, of our report dated February 17, 2005, except for the last paragraph of Note 14 as to which the date is March 15, 2005, relating to the financial statements of Deja Foods, Inc. as of December 31, 2004 and for the year ended December 31, 2004 and the period ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

/s/ MAYER HOFFMAN MCCANN P.C. Mayer Hoffman McCann P.C. Certified Public Accountants

Denver, Colorado
April 11, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM